EXHIBIT 10.11

                              TAX MATTERS AGREEMENT

                                     BETWEEN

                             CCPC ACQUISITION CORP.

                                       AND

                            WKI HOLDING COMPANY, INC.
                            -------------------------

     This tax matters agreement ("Agreement") dated as of January 31, 2003, is entered into between CCPC Acquisition Corp. ("CCPC"), WKI Holding Company, Inc. (including its successors, "WKI"), and the direct and indirect subsidiaries of WKI listed on Schedule I.

                                    RECITALS
                                    --------

     A. CCPC acquired 92% of the outstanding shares of common stock of WKI on April 1, 1998, and, since that time, CCPC, WKI, and the members of their Affiliated Group, as defined below, have filed a consolidated tax return for U.S. federal income tax purposes.

     B. CCPC owns no material assets other than its stock in WKI. Since April 1, 1998, CCPC has not had any material gross income apart from any gross income generated from its investments in the stock of WKI.

     C. On May 31, 2002, WKI and various of its direct and indirect subsidiaries (collectively, the "Debtors") filed for bankruptcy protection under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sec.Sec. 101, et seq.
                                                                         -- ----
(the "Bankruptcy Code"), in the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court"). On November 15, 2002, the Debtors filed the Second Amended Joint Plan of Reorganization of World Kitchen, Inc., Its Parent Corporation and Its Subsidiary Debtors (as subsequently


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modified, the "Plan") in connection with their bankruptcy filing.  The Plan was confirmed by an order of the Bankruptcy Court dated December 23, 2002.

     D. Pursuant to the Plan, the currently outstanding stock of WKI will be cancelled and, as a result, WKI and its direct and indirect subsidiaries will leave the Affiliated

     E. CCPC is contemplating its dissolution in a proceeding under chapter 7 of the Bankruptcy Code.

     F. The parties desire to designate WKI to act, for federal income tax purposes, as sole agent for each member of the Affiliated Group, as defined below, and to allocate responsibility for (1) the preparation of the Affiliated Group's consolidated federal income Tax Returns for all periods prior to the termination of the Affiliated Group (collectively, the "Pre-Termination Period"), (2) the preparation of WKI's and its subsidiaries' other Tax Returns for any period that includes any portion of the Pre-Termination Period, and (3) dealing with federal income Tax and other Tax authorities in connection with all Tax matters related to the Pre-Termination Period.

                                    AGREEMENT
                                    ---------

     In consideration of the mutual covenants and promises contained in this Agreement, the parties agree as follows:

          1.     DEFINITIONS.  For purposes of this Agreement, the following
                 -----------
terms are defined as follows:

               (a) "Affiliated Group" means the affiliated group of corporations, within the meaning of section 1504(a) of the Code, of which CCPC is the common parent.

               (b) "Code" means the Internal Revenue Code of 1986, as amended.


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               (c)     "Pre-Termination Period" has the meaning set forth in
Recital F.

               (d) "Subsidiary" means any corporation or other entity whose stock or membership interests are owned in whole or in part, directly or indirectly through any entity or entities, by WKI.

               (e) "Tax Return" means any return, report, form, statement, or other documentation filed or maintained or required to be filed or maintained with respect to or in connection with the calculation, determination, assessment, or collection of any Taxes.

               (f) "Taxes" means all federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding, or similar taxes imposed on the income, properties, or operations of the Affiliated Group or any member or members of the Affiliated Group, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

          2.     DESIGNATION OF WKI AS AGENT FOR THE AFFILIATED GROUP FOR
                 --------------------------------------------------------
TAXABLE YEARS BEFORE JUNE 28, 2002.  CCPC will notify the Internal Revenue
----------------------------------
Service, pursuant to Treasury Regulations Sec. 1.1502-77A(d) and Revenue Procedure 2002-43, Sec. 7, 2002-28 I.R.B. 99, that it is contemplating dissolution under chapter 7 of the Bankruptcy Code and that it designates WKI to act as its agent in its place under Treasury Regulations Sec. 1.1502-77A(a), to the same extent and subject to the same conditions and limitations that are applicable to CCPC. Such designation will be for all taxable years of the Affiliated Group beginning before June 28, 2002. CCPC will not elect to apply Treasury Regulations Sec. 1.1502-77(d)(1) to the taxable years encompassed by this Section 2.


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          3.     DESIGNATION OF WKI AS AGENT FOR THE AFFILIATED GROUP FOR
                 --------------------------------------------------------
TAXABLE YEARS BEGINNING AFTER JUNE 27, 2002.  CCPC will notify the Internal
-------------------------------------------
Revenue Service, pursuant to Treasury Regulations Sec. 1.1502-77(d) and Revenue Procedure 2002-43, Sec. 7, 2002-28 I.R.B. 99, that it is contemplating dissolution under chapter 7 of the Bankruptcy Code and that it designates WKI under Treasury Regulations Sec. 1.1502-77(d) to act as substitute agent in its place under Treasury Regulations Sec. 1.1502-77(a). Such designation will be for all taxable years of the Affiliated Group beginning after June 27, 2002. WKI agrees that it will act as substitute agent for all such taxable years.

          4.     PREPARATION OF FEDERAL INCOME TAX RETURNS.  WKI will prepare
                 -----------------------------------------
and cause to be filed all federal income Tax Returns for the Affiliated Group for the Pre-Termination Period. Prior to the effectiveness of WKI's appointment as agent of the Affiliated Group under Section 2 or Section 3 of this Agreement, as relevant, CCPC will sign all such Tax Returns and will execute any consent, election, and other document that WKI determines, in its sole discretion, is required or appropriate for the filing of such Tax Returns. CCPC will provide to WKI all information reasonably requested by WKI to carry out the provisions of this Section 4.

          5.     PREPARATION OF OTHER TAX RETURNS.  WKI will prepare and cause
                 --------------------------------
to be filed for all periods all Tax Returns not encompassed by Section 4 of this Agreement that relate, in whole or in part, to WKI or any of its Subsidiaries. CCPC will sign such Tax Returns if WKI determines, in its sole discretion, that CCPC's signature is required in order properly to execute such Tax Returns, and CCPC will execute any consent, election, and other document that WKI determines, in its sole discretion, is required or appropriate for the filing of such Tax Returns. CCPC will provide to WKI all information reasonably requested by WKI to carry out any of the provisions of this Section 5.


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          6.     AUTHORITY TO ACT IN CONNECTION WITH FEDERAL INCOME TAX MATTERS.
                 --------------------------------------------------------------
Prior to the effectiveness of WKI's appointment as agent of the Affiliated Group under Section 2 or Section 3 of this Agreement, as relevant, WKI will have the sole and exclusive authority to act on behalf of the Affiliated Group in connection with all matters related to the determination of federal income Taxes for the Pre-Termination Period. Thus, among other things, WKI will have the sole and exclusive right for any Pre-Termination Period (a) to contest, compromise, or settle any adjustment or deficiency proposed, asserted, or assessed by the Internal Revenue Service against any member of the Affiliated Group for any Pre-Termination Period, and (b) to control any administrative, judicial, or other proceeding involving the Affiliated Group's consolidated federal income Tax Return or the federal income Tax liability of any member of the Affiliated Group. CCPC will execute any consent and any other document that WKI determines, in its sole discretion, is required or appropriate for WKI to exercise its authority specified in this Section 6.

          7.     AUTHORITY TO ACT IN CONNECTION WITH OTHER TAX MATTERS. WKI will
                 -----------------------------------------------------
have the sole and exclusive authority to act on behalf of itself and each of its Subsidiaries in connection with all matters related to the determination of any Tax not encompassed by Section 6 of this Agreement, for all periods. Thus, among other things, WKI will have the sole and exclusive right (a) to contest, compromise, or settle any adjustment or deficiency proposed, asserted, or assessed by any non-federal income Tax authority against WKI or any of its Subsidiaries, and (b) to control any administrative, judicial, or other proceeding involving any non-federal income Tax Return or Tax liability of WKI or any of its Subsidiaries. CCPC will execute any consent and any other document that WKI determines, in its sole discretion, is required or appropriate for WKI to exercise its authority specified in this Section 7.


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          8.     TERMINATION OF TAX SHARING AGREEMENT.  The parties hereby
                 ------------------------------------
terminate the Tax Sharing Agreement ("Tax Sharing Agreement") entered into as of April 30, 1998, between CCPC, Corning Consumer Products Company (the predecessor of WKI), and Revere Ware Corporation. The Tax Sharing Agreement will have no further force or effect.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective duly authorized officers as of the date set forth above.

                          CCPC ACQUISITION CORP.


                          By:  /s/ Alyssa Anton



                          WKI HOLDING COMPANY, INC., on behalf of itself and its Subsidiaries listed on the attached Schedule I


                          By:  /s/ John Sorensen



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